PNM Resources
414 Silver Ave. SW
Albuquerque, NM 87102-3289
www.pnmresources.com
EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2020, for PNM Resources, Inc. (“Company”), as filed with the Securities and Exchange Commission on October 30, 2020 (“Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 30, 2020	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
Chairman, President and Chief Executive Officer
PNM Resources, Inc.

		By:	/s/ Joseph D. Tarry
Joseph D. Tarry
Senior Vice President and
Chief Financial Officer
PNM Resources, Inc.